Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report — Toyota Auto Receivables 2000-A Owner Trust
Distribution Date of December 15, 2000 for the Collection Period November 1, 2000 through November 30, 2000

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance

Pool Data—Original Deal Parameters
Securities Balance	$1,479,185,000.00		$374,106,000.00	305,000,000.00	$523,000,000.00	$277,079,000.00
Receivables Pool Balance	$1,524,932,796.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			6.83375%	7.120%	7.180%	7.210%
Final Scheduled Payment Date			July 15, 2001	December 15, 2002	August 15, 2004	April 15, 2007
Number of Contracts	98,405
Weighted Average Coupon	10.51%
Weighted Average Remaining Term	55.70	months
Servicing Fee Rate	1.00%

Pool Data—Prior Month
Securities Balance	$1,259,988,026.07		$154,909,026.07	$305,000,000.00	$523,000,000.00	$277,079,000.00
Receivables Pool Balance	$1,305,735,822.07
Securities Pool Factor	0.85181233		0.41407790	1.00000000	1.00000000	1.00000000
Number of Contracts	90,826
Weighted Average Coupon	10.50%
Weighted Average Remaining Term	51.39	months
Precompute and Simple Interest Advances	$4,051,049.12
Payahead Account Balance	$377,239.59
Supplemental Servicing Fee Received	$102,322.07
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Pool Data—Current Month
Securities Balance	$1,222,100,802.34		$117,021,802.34	$305,000,000.00	$523,000,000.00	$277,079,000.00
Receivables Pool Balance	$1,267,848,598.34
Securities Pool Factor	0.82619875		0.31280386	1.00000000	1.00000000	1.00000000
Number of Contracts	89,410
Weighted Average Coupon	10.50%
Weighted Average Remaining Term	50.56	months
Precompute and Simple Interest Advances	$4,192,945.81
Payahead Account Balance	$388,464.15
Supplemental Servicing Fee Received	$105,326.36
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report — Toyota Auto Receivables 2000-A Owner Trust
Distribution Date of December 15, 2000 for the Collection Period November 1, 2000 through November 30, 2000

Reserve Fund
Initial Deposit Amount	$3,812,332.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$9,508,864.49
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$67,215,544.13

Beginning Balance	$9,793,018.67
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$2,159,576.43
Reserve Fund Balance Prior to Release	$11,952,595.10
Reserve Fund Required Amount	$9,508,864.49
Reserve Fund Release to Seller	$2,443,730.61
Ending Reserve Fund Balance	$9,508,864.49

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount

Liquidated Contracts	131
Gross Principal Balance of Liquidated Receivables		$1,305,799.67
Net Liquidation Proceeds Received During the Collection Period		$(683,613.05)
Recoveries on Previously Liquidated Contracts		$(3,911.65)
Aggregate Credit Losses for the Collection Period		$618,274.97

Cumulative Credit Losses for all Periods	399	$1,725,752.71

Repossessed in Current Period	128

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate

Second Preceding Collection Period	0.41%
First Preceding Collection Period	0.40%
Current Collection Period	0.58%

Condition (i) (Charge-off Rate)
Three Month Average	0.46%
Charge-off Rate Indicator ( > 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report — Toyota Auto Receivables 2000-A Owner Trust
Distribution Date of December 15, 2000 for the Collection Period November 1, 2000 through November 30, 2000

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount

31-60 Days Delinquent	2.52%	2,249	2.38%	$29,075,367.33
61-90 Days Delinquent	0.35%	312	0.33%	$4,073,130.72
Over 90 Days Delinquent	0.29%	261	0.29%	$3,596,493.67

Total Delinquencies		2,822		$36,744,991.72

Repossessed Vehicle Inventory		263*
* Included with delinquencies above

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.44%
First Preceding Collection Period	0.58%
Current Collection Period	0.64%

Condition (ii) (Delinquency Percentage)
Three Month Average	0.55%
Delinquency Percentage Indicator ( > 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report — Toyota Auto Receivables 2000-A Owner Trust
Distribution Date of December 15, 2000 for the Collection Period November 1, 2000 through November 30, 2000

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance

Collections
Principal Payments Received	$36,581,424.06
Interest Payments Received	$11,221,200.08
Net Precomputed Payahead Amount	$(11,224.56)
Aggregate Net Liquidation Proceeds Received	$687,524.70
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$48,478,924.28
Net Simple Interest Advance Amount	$133,540.72
Net Precomputed Advance Amount	$8,355.97

Total Available Amount	$48,620,820.97

Amounts Due
Servicing Fee	$1,088,113.19
Accrued and Unpaid Interest	$7,485,907.62
Principal	$37,887,223.73
Reserve Fund	$2,159,576.43

Total Amount Due	$48,620,820.97

Actual Distributions
Servicing Fee	$1,088,113.19
Interest	$7,485,907.62	$882,174.63	$1,809,666.67	$3,129,283.33	$1,664,782.99
Principal	$37,887,223.73	$37,887,223.73	$0.00	$0.00	$0.00
Reserve Fund	$2,159,576.43

Total Amount Distributed	$48,620,820.97	$38,769,398.36	$1,809,666.67	$3,129,283.33	$1,664,782.99

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report — Toyota Auto Receivables 2000-A Owner Trust
Distribution Date of December 15, 2000 for the Collection Period November 1, 2000 through November 30, 2000

Monthly Information by Type of Loan

Precomputed Contracts
Scheduled Principal Collections		$1,171,653.51
Prepayments in Full	99 contracts	$410,261.23
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$1,997,514.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$8,355.97
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$11,224.56

Simple Interest Contracts
Collected Principal		$21,104,406.35
Prepayments in Full	1186 contracts	$13,895,102.97
Collected Interest		$10,805,600.82
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$133,540.72

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ Robert Woodie

Robert Woodie National Treasury Manager